NMR OF AMERICA, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 Annual Meeting of Stockholders--August 30, 1996

     The undersigned hereby appoints Joseph G. Dasti and John P. O'Malley III and each of them, with full power of substitution, the true and lawful proxies and attorneys-in-fact of the undersigned to vote, as designated below, all shares of Common Stock, par value $.01 per share, of NMR of America, Inc., a Delaware corporation ("NMR" or the "Company"), which the undersigned is entitled to vote, as fully and with the same effect as the undersigned might do if personally present, at the Annual Meeting of Stockholders of the Company to be held on Friday, August 30, 1996 at 10:00 a.m., New York City Time, at The Sheraton New York Hotel, 811 7th Avenue (at 52nd Street), New York, New York 10019, or any adjournments or postponements thereof.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEM 1, "FOR" THE ELECTION OF ALL THE NOMINEES TO THE BOARD OF DIRECTORS IDENTIFIED BELOW (ITEM 2) AND, IN THE DISCRETION OF THE PROXIES NAMED, ON ANY MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE VOTE WITH RESPECT TO ITEM 2 WILL ONLY BE GIVEN EFFECT IF ITEM 1 IS NOT APPROVED OR THE MERGER IS NOT OTHERWISE CONSUMMATED.

                         (To be signed on Reverse Side)

                                                                     SEE REVERSE
                                                                         SIDE

- --------------------------------------------------------------------------------

[X]   Please mark your
      votes as in this
          example.

                        FOR    AGAINST   ABSTAIN                                FOR   WITHHELD
1. Proposal to approve  [ ]      [ ]       [ ]    2. Election of the following  [ ]      [ ]     Nominees: Joseph G. Dasti,
   Agreement and Plan                                nominees to serve as                        Donald W. Arthur, David L.
   of Merger. (Item                                  Directors. (Item                            Bloom, John A. Faraone and
   No. 1 in the Joint                                No. 3 in Joint                              Joseph T. Zappala.
   Proxy Statement/                                  Proxy Statement/
   Prospectus)                                       Prospectus)                                 Instructions: To withhold
                                                                                                 authority to vote for any
                                                                                                 individual nominee, write
                                                                                                 that nominee's name in the
                                                                                                 space provided below.

                                                    For, except vote withheld from the
                                                    following nominee(s).


                                                 ______________________________________

                                                 3. In the discretion of such proxies, upon such other
                                                    matters as may properly come before the Annual Meeting
                                                    or any adjournments or postponements thereof.


The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Annual Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus dated August 1, 1996. This Proxy is revocable at any time, and the undersigned reserves the right to attend the Annual Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

SIGNATURE(S) _______________________________________ DATED:______________, 1996

                   RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

*NOTE: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.